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                                                                    Exhibit 11.1

                    RUSH ENTERPRISES, INC. AND SUBSIDIARIES

           COMPUTATION OF NET INCOME AND PRO FORMA EARNINGS PER SHARE
              (in thousands, except per share amounts - unaudited)

                                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                    JUNE 30,                      JUNE 30,
                                                                          -------------------------      ------------------------
                                                                             1996           1995            1996         1995
                                                                          ---------       ---------      ---------     ----------
PRIMARY EARNINGS PER SHARE CALCULATION

   Income from continuing operations                                      $   1,606       $   1,454      $   3,058     $   2,580
   Income from discontinued operations                                        - 0 -               1          - 0 -         1,561
                                                                          ---------       ---------      ---------     ---------

   Net income                                                             $   1,606       $   1,455      $   3,058     $   4,141
                                                                          =========       =========      =========     =========

   Weighted average number of common shares outstanding                       4,319           3,750          4,035         3,750
   Weighted average number of common share equivalents applicable
        to stock options                                                      - 0 -           - 0 -          - 0 -         - 0 -
                                                                          ---------       ---------      ---------     ---------

   Common shares and common share equivalents                                 4,319           3,750          4,035         3,750
                                                                          =========       =========      =========     =========

   Earnings per share - Primary
       From continuing operations                                         $     .37       $     .39      $     .76     $     .69
       From discontinued operations                                           - 0 -           - 0 -          - 0 -           .41
                                                                          ---------       ---------      ---------     ---------

       Net income                                                         $     .37       $     .39      $     .76     $    1.10
                                                                          =========       =========      =========     =========

FULLY-DILUTED EARNINGS PER SHARE CALCULATION

   Income from continuing operations                                      $   1,606       $   1,454      $   3,058     $   2,580
   Income from discontinued operations                                        - 0 -               1          - 0 -         1,561
                                                                          ---------       ---------      ---------     ---------

   Net income                                                             $   1,606       $   1,455      $   3,058     $   4,141
                                                                          =========       =========      =========     =========

   Weighted average number of common shares outstanding                       4,319           3,750          4,035         3,750
   Weighted average number of common share equivalents applicable
       to stock options                                                       - 0 -           - 0 -          - 0 -         - 0 -
                                                                          ---------       ---------      ---------     ---------

   Common shares and common share equivalents                                 4,319           3,750          4,035         3,750
                                                                          =========       =========      =========     =========

   Earnings per share - Fully diluted (1)
       From continuing operations                                         $     .37       $     .39      $     .76     $     .69
       From discontinued operations                                           - 0 -           - 0 -          - 0 -           .41
                                                                          ---------       ---------      ---------     ---------

       Net income                                                         $     .37       $     .39      $     .76     $    1.10
                                                                          =========       =========      =========     =========

       (1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

PRO FORMA EARNINGS PER SHARE

   Pro forma income from continuing operations after provision
      for income taxes                                                    $   1,244       $     902      $   2,144     $   1,600

   Weighted average shares of common stock outstanding                        4,319           3,750          4,035         3,750
   Pro forma shares issued at offering price to pay undistributed
      S corporation earnings                                                    439             547            493           547
                                                                          ---------       ---------      ---------     ---------

   Pro forma weighted average shares outstanding                              4,758           4,297          4,528         4,297
                                                                          ---------       ---------      ---------     ---------

   Pro forma income from continuing operations per share                  $     .26       $     .21      $     .47     $     .37
                                                                          =========       =========      =========     =========
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